Exhibit 16.14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated October 29, 2024, relating to the financial statements and financial highlights of Optima Strategic Credit Fund, a series of The RBB Fund, Inc., for the year ended August 31, 2024, and to the references to our firm under the headings “Questions and Answers”, ”Overview”, “Service Providers” and “Experts” in the Combined Proxy Statement/Prospectus.

/s/ Cohen & Company, Ltd.
COHEN & COMPANY, LTD.
Cleveland, Ohio
October 1, 2025